EFFECTIVE June 7 2006 THE
COMPANYS NAME HAS CHANGED
FROM AO SIBERIAN OIL COMPANY
Also known as Sibneft TO GAZPROM
NEFT

EXHIBIT A
AMERICAN DEPOSITARY SHARES
Each American Depositary Share represents five 5 deposited Shares

IT IS EXPECTED THAT
COMMON SHARES DEPOSITED
HEREUNDER WILL BE
REGISTERED ON THE SHARE
REGISTER MAINTAINED BY
THE RUSSIAN SHARE
REGISTRAR IN THE NAME OF
THE DEPOSITARY OR ITS
NOMINEE OR OF THE
CUSTODIAN OR ITS NOMINEE.
OWNERS AND BENEFICIAL
OWNERS SHOULD BE AWARE
HOWEVER THAT RUSSIAS
SYSTEM OF SHARE
REGISTRATION AND CUSTODY
CREATES CERTAIN RISKS OF
LOSS THAT ARE NOT
NORMALLY ASSOCIATED WITH
INVESTMENTS IN OTHER
SECURITIES MARKETS.  THE
DEPOSITARY WILL NOT BE
LIABLE FOR THE
UNAVAILABILITY OF COMMON
SHARES OR FOR THE FAILURE
TO MAKE ANY DISTRIBUTION
OF CASH OR PROPERTY WITH
RESPECT THERETO AS A
RESULT OF SUCH
UNAVAILABILITY.
THE DEPOSITARY HAS BEEN
ADVISED BY RUSSIAN
COUNSEL THAT COURTS IN
THE RUSSIAN FEDERATION
WILL NOT RECOGNIZE OR
ENFORCE JUDGMENTS
OBTAINED IN THE NEW YORK
COURTS.
      THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES OF
THE NOMINAL VALUE OF .0016
RUBLE EACH OF
AO SIBERIAN OIL COMPANY
Also known as Sibneft
INCORPORATED UNDER THE LAWS
OF THE RUSSIAN FEDERATION
The Bank of New York as depositary
hereinafter together with The Bank of New
York International Nominees a New York
partnership as nominee of The Bank of New
York in whose name Shares are registered
pursuant to the Deposit Agreement the
Depositary hereby certifies that
____________________________________
_______
____________________________________
__________ or registered assigns IS THE
OWNER OF
____________________________________
__________


AMERICAN DEPOSITARY SHARES
representing deposited common shares
herein called Shares of AO SIBERIAN OIL
COMPANY incorporated under the laws of
the Russian Federation herein called the Company. At the date hereof each American Depositary Share represents ten
10 Shares deposited or subject to deposit under the Deposit Agreement as such term is hereinafter defined at the Moscow Russian
Federation office of ING Bank Eurasia ZAO
Closed Joint Stock Company herein called the Custodian. The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street New York N.Y. 10286 and its principal executive office is located at One
Wall Street New York N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET NEW YORK
N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue herein called Receipts all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement
dated as of April 20 1999 herein called the
Deposit Agreement by and among the
Company the Depositary and all Owners and
Beneficial Owners from time to time of
Receipts issued thereunder each of whom by
accepting a Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities property and
cash from time to time received in respect of
such Shares and held thereunder such Shares
securities property and cash are herein called
Deposited Securities.  Copies of the Deposit
Agreement are on file at the Depositarys
Corporate Trust Office in New York City
and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt and upon payment of the fees and
expenses of the Depositary provided in this
Receipt and subject to the terms and
conditions of the Deposit Agreement and
accompanied by such documents as the
Depositary may require including a
purchase/sale contract relating to the transfer
of the Shares and upon payment of the fee of
the Depositary for the surrender of Receipts
as provided in Section 5.09 of the Deposit
Agreement and payment of all taxes and
governmental charges payable in connection
with such surrender and withdrawal of the
Deposited Securities and subject to the terms
and conditions of the Deposit Agreement the
Charter of the Company and the Deposited
Securities the Owner hereof is entitled to
delivery to him or upon his order of the
amount of Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may
be made by the delivery of a certificates or
other documents evidencing title including
extracts from the Share Register in the name
of the Owner hereof or as ordered by him or
certificates properly endorsed or
accompanied by proper instruments of
transfer and b any other securities property
and cash to which such Owner is then
entitled in respect of this Receipt.  The
Depositary shall as promptly as possible
direct the Custodian or its agents to cause
the transfer and recordation by the Russian
Share Registrar on the Share Register of the
Shares included in such Deposited Securities
in the name of such Owner or as directed by
him as above provided and the Company
shall ensure that such transfer and
recordation is effected in accordance with
Section 5.13 of the Deposit Agreement.  The
Depositary shall further direct the Custodian
or its Agents upon such transfer and
recordation to deliver at the Moscow
Russian Federation office of the Custodian
subject to Sections 2.06 3.01 and 3.02 and to
the other terms and conditions of the
Deposit Agreement to or upon the written
order of the Owner certificates or documents
evidencing title including extracts from the
Share Register for such Deposited Securities
except that if and to the extent practicable
the Depositary may make delivery to such
person or persons at the Corporate Trust
Office of the Depositary of any such
Deposited Securities which may at the time
be held by the Depositary.  At the request
risk and expense of any Owner so
surrendering this Receipt and for the account
of such Owner the Depositary shall direct
the Custodian to forward any cash or other
property other than rights comprising and
forward a certificate or certificates and other
proper documents evidencing title for as
described above the Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt to the
Depositary for delivery at the Corporate
Trust Office of the Depositary.  Such
direction shall be given by letter or at the
request risk and expense of such Owner by
cable telex or facsimile transmission.
3.	TRANSFERS SPLITUPS AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney without unreasonable delay upon
surrender of this Receipt properly endorsed
for transfer or accompanied by proper
instruments of transfer and funds sufficient
to pay any applicable transfer taxes and the
expenses of the Depositary and upon
compliance with such regulations if any as
the Depositary may establish for such
purpose.  This Receipt may be split into
other such Receipts or may be combined
with other such Receipts into one Receipt
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered.  As a condition
precedent to the execution and delivery
registration of transfer splitup combination
or surrender of any Receipt or withdrawal of
any Deposited Securities the Depositary the
Custodian or Registrar may require payment
from the depositor of the Shares or the
presenter of the Receipt of a sum sufficient
to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn and payment of any applicable
fees and expenses as provided in this
Receipt may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with such reasonable
regulations as the Depositary may establish
consistent with the provisions of the Deposit
Agreement or this Receipt including without
limitation this Article 3.
      The delivery of Receipts against
deposit of Shares generally or against
deposit of particular Shares may be
suspended or the transfer of Receipts in
particular instances may be refused or the
registration of transfer of outstanding
Receipts generally may be suspended during
any period when the transfer books of the
Depositary are closed or if any such action is
deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission or under
any provision of the Deposit Agreement or
this Receipt or for any other reason subject
to the provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to i temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting or the payment of
dividends ii the payment of fees taxes and
similar charges and iii compliance with any
U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933 for
the public offer and sale thereof in the
United States unless a registration statement
is in effect as to such Shares for such offer
and sale.
      The Depositary has agreed to comply
with written instructions of the Company
that the Depositary will not accept for
deposit under the Deposit Agreement any
Shares identified in such instructions at such
time and under such circumstances as may
reasonably be specified in such instructions
in order to facilitate the Companys
compliance with the securities laws of the
United States.
4.	LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby such tax or other
governmental charge shall be payable by the
Owner or Beneficial Owner hereof to the
Depositary and such Owner or Beneficial
Owner shall be deemed liable therefor.  In
addition to any other remedies available to it
the  Depositary may refuse to effect any
transfer of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made
and may withhold any dividends or other
distributions or may sell for the account of
the Owner or Beneficial Owner hereof any
part or all of the Deposited Securities
represented by the American Depositary
Shares evidenced by this Receipt and may
apply such dividends or other distributions
or the proceeds of any such sale in payment
of such tax or other governmental charge
and the Owner or Beneficial Owner hereof
shall remain liable for any deficiency.  The
obligations of Owners and Beneficial
Owners under this Article 4 shall survive
any transfer of Receipts pursuant to
Section 2.04 of the Deposit Agreement any
surrender of Receipts and withdrawal of
Deposited Securities pursuant to
Section 2.05 of the Deposit Agreement or
the termination of the Deposit Agreement
pursuant to Section 6.02 of the Deposit
Agreement.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate therefor
are validly issued fully paid nonassessable
subject only to Article 28 of the law of the
Russian Federation On Joint Stock
Companies and free of any preemptive
rights of the holders of outstanding Shares
and that the person making such deposit is
duly authorized so to do.  Every such person
shall also be deemed to represent that such
Shares and the Receipts evidencing
American Depositary Shares representing
such Shares would not be Restricted
Securities.  Such representations and
warranties shall survive the deposit of
Shares and issuance of Receipts.
6.	FILING PROOFS CERTIFICATES
AND OTHER INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner
of a Receipt may be required from time to
time to file with the Depositary or the
Custodian such proof of citizenship or
residence exchange control approval or such
information relating to the registration on
the books of the Company or the Russian
Share Registrar if applicable to execute such
certificates and to make such representations
and warranties as the Depositary or the
Company upon written notice to the
Depositary may deem necessary or proper.
The Depositary may and at the reasonable
written request of the Company will
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made to the satisfaction of the
Depositary and the Company.  Each Owner
and Beneficial Owner agrees to provide any
information requested by the Company or
the Depositary pursuant to Section 3.01 of
the Deposit Agreement and this Article 6.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees
reasonable expenses and outofpocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present
detailed statements for such charges and
expenses to the Company once every three
months.  The charges and expenses of the
Custodian are for the sole account of the
Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares by any Owner of
Receipts or by any party surrendering
Receipts or to whom Receipts are issued
including without limitation issuance
pursuant to a stock dividend or stock split
declared by the Company or an exchange of
stock regarding the Receipts or Deposited
Securities or a distribution of Receipts
pursuant to Section 4.03 of the Deposit
Agreement whichever applicable 1 taxes and
other governmental charges 2 such
registration fees as may from time to time be
in effect for the registration of transfers of
Shares generally on the Share Register of
the Company maintained by the Russian
Share Registrar and applicable to transfers
of Shares to the name of the Depositary or
its nominee or the Custodian or its nominee
on the making of deposits or withdrawals
under the terms of the Deposit Agreement
3 such cable telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement 4 such
expenses as are incurred by the Depositary
in the conversion of foreign currency
pursuant to Section 4.05 of the Deposit
Agreement 5 a fee of $5.00 or less per 100
American Depositary Shares or portion
thereof for the execution and delivery of
Receipts pursuant to Sections 2.03 4.03 or
4.04 of the Deposit Agreement and the
surrender of Receipts pursuant to
Sections 2.05 or 6.02 of the Deposit
Agreement 6 a fee of $.02 or less per
American Depositary Share or portion
thereof for any cash distribution made
pursuant to Sections 4.01 through 4.04 of
the Deposit Agreement 7 a fee of $.01 or
less per American Depositary Share or
portion thereof per year to cover such
expenses as are incurred for inspections by
the Depositary the Custodian or their
respective agents of the Share Register
maintained by the Russian Share Registrar
which fee shall be assessed against Owners
of record as of the date or dates set by the
Depositary in accordance with Section 4.06
of the Deposit Agreement and shall be
collected at the sole discretion of the
Depositary by billing such Owners for such
fee or by deducting such fee from one or
more cash dividends or other cash
distributions 8 a fee for the distribution of
securities pursuant to Section 4.02 of the
Deposit Agreement such fee being in an
amount equal to the fee for the execution
and delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities for purposes of this clause 8
treating all such securities as if they were
Shares but which securities are instead
distributed by the Depositary to Owners and
9 a fee not in excess of $1.50 per certificate
for a Receipt or Receipts for transfers made
pursuant to the terms of the Deposit
Agreement.
      The Depositary subject to Article 8
hereof may own and deal in in accordance
with applicable law any class of securities of
the Company and its affiliates and in
Receipts.
8.	PRERELEASE OF RECEIPTS.
      The Depositary may issue Receipts
against rights to receive Shares from the
Company.  No such issue of Receipts will be
deemed a PreRelease subject to the
restrictions of the following paragraph.
      Unless requested by the Company to
cease doing so notwithstanding Section 2.03
of the Deposit Agreement the Depositary
may execute and deliver Receipts prior to
the receipt of Shares pursuant to Section
2.02 of the Deposit Agreement a PreRelease.
The Depositary may pursuant to Section
2.05 of the Deposit Agreement deliver
Shares upon the receipt and cancellation of
Receipts which have been PreReleased
whether or not such cancellation is prior to
the termination of such PreRelease or the
Depositary knows that such Receipt has
been PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be a preceded or
accompanied by a written representation
from the person to whom Receipts or Shares
are to be delivered the PreReleasee that the
PreReleasee or its customer owns the Shares
or Receipts to be remitted as the case may
be b at all times fully collateralized such
collateral marked to market daily with cash
U.S. Government securities or such other
collateral as the Depositary determines in
good faith will provide substantially similar
liquidity and security c terminable by the
Depositary on not more than five 5 business
days notice and d subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The number
of Shares represented by American
Depositary Shares which are outstanding at
any time as a result of PreRelease will not
normally exceed thirty percent 30% of the
Shares deposited under the Deposit
Agreement; provided however that the
Depositary reserves the right to disregard
such limit from time to time as it deems
appropriate and may with the prior written
consent of the Company change such limit
from time to time for purposes of general
application.  The Depositary will also set
limits with respect to PreRelease
transactions to be entered into under the
Deposit Agreement with any particular
PreReleasee on a case by case basis as it
deems appropriate.  The collateral referred
to in clause b above will be held by the
Depositary for the benefit of the Owners as
security for the performance of the
obligations to deliver Shares set forth in
clause a above and will not for the
avoidance of doubt constitute deposited
Securities under the Deposit Agreement.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.  The
Company will have no liability to any
Owner with respect to any representations
actions or omissions by the Depositary and
holder of Receipts or any Owner or any of
their respective agents pursuant to Section
2.09 of the Deposit Agreement and this
Article 8.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees that
title to this Receipt when properly endorsed
or accompanied by proper instruments of
transfer is transferable by delivery with the
same effect as in the case of a negotiable
instrument under the laws of New York;
provided however that the Depositary and
the Company notwithstanding any notice to
the contrary may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement or
for all other purposes and neither the
Depositary nor the Company will have any
obligation or be subject to any liability
under the Deposit Agreement to any holder
of this Receipt unless such holder is the
Owner hereof.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose unless
this Receipt shall have been executed by the
Depositary by the manual signature of a
duly authorized signatory of the Depositary;
provided however that such signature may
be a facsimile if a Registrar for the Receipts
shall have been appointed and such Receipts
are countersigned by the manual signature of
a duly authorized officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
hereinafter called the Commission with
certain public reports and documents
required by foreign law or otherwise under
Rule 12g32b under the Securities Exchange
Act of 1934.  Such reports and
communications will be available for
inspection and copying by Owners and
Beneficial Owners at the public reference
facilities maintained by the Commission
located at 450 Fifth Street N.W. Washington
D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications including any proxy
soliciting material received from the
Company which are both a received by the
Depositary as the holder of the Deposited
Securities and b made generally available to
the holders of such Deposited Securities by
the Company.  The Depositary will also
send to Owners of Receipts i copies of such
reports when furnished by the Company
pursuant to Section 5.06 of the Deposit
Agreement ii copies of any written
communications provided to the Depositary
by the Russian Share Registrar pursuant to
Section 5.13bv of the Deposit Agreement;
and iii copies of any notices given or
required to be given by the Depositary
pursuant to Section 5.13d of the Deposit
Agreement.  Any such reports and
communications including any such proxy
soliciting material furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary will keep books at its
Corporate Trust Office for the registration of
Receipts and transfers of Receipts which at
all reasonable times shall be open for
inspection by the Owners of Receipts
provided that such inspection shall not be
for the purpose of communicating with
Owners of Receipts in the interest of a
business or object other than the business of
the Company including without limitation a
matter related to the Deposit Agreement or
the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities the Depositary
will if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States and subject to the Deposit Agreement
convert as promptly as practicable such
dividend or distribution into dollars and will
distribute as promptly as practicable the
amount thus received net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the
Deposit Agreement to the Owners of
Receipts entitled thereto; provided however
that in the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any Deposited
Securities an amount on account of taxes the
amount distributed to the Owners of the
Receipts evidencing American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.
      Subject to the provisions of
Sections 4.11 and 5.09 of the Deposit
Agreement whenever the Depositary
receives any distribution other than a
distribution described in Sections 4.01 4.03
or 4.04 of the Deposit Agreement the
Depositary will as promptly as practicable
cause the securities or property received by
it to be distributed to the Owners of Receipts
entitled thereto in any manner that the
Depositary may reasonably deem equitable
and practicable for accomplishing such
distribution; provided however that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto or if for
any other reason the Depositary reasonably
deems such distribution not to be feasible
the Depositary may after consultation with
the Company to the extent practicable adopt
such method as it may deem equitable and
practicable for the purpose of effecting such
distribution including but not limited to the
public or private sale of the securities or
property thus received or any part thereof
and the net proceeds of any such sale net of
the fees and expenses of the Depositary as
provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement will
be distributed by the Depositary to the
Owners of Receipts entitled thereto all in the
manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement; provided however that no
distribution to Owners pursuant to Section
4.02 of the Deposit Agreement will be
unreasonably delayed by any action of the
Depositary or any of its agents.
      If any distribution consists of a
dividend in or free distribution of Shares the
Depositary may and will if the Company
shall so request distribute as promptly as
practicable to the Owners of outstanding
Receipts entitled thereto additional Receipts
evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement.
The Depositary may withhold any such
distribution of Receipts under Section 4.03
of the Deposit Agreement if it has not
received satisfactory assurances from the
Company that such distribution does not
require registration under the Securities Act
of 1933 or is exempt from registration under
the provisions of such Act.  In lieu of
delivering Receipts for fractional American
Depositary Shares in any such case the
Depositary will sell the amount of Shares
represented by the aggregate of such
fractions and distribute the net proceeds all
in the manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement; provided however that no
distribution to Owners pursuant to Section
5.03 of the Deposit Agreement will be
unreasonably delayed by any action of the
Depositary or any of its agents.  If additional
Receipts are not so distributed each
American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
including Shares and rights to subscribe
therefor or any deposit of Shares transfer of
Receipts or withdrawal of Deposited
Securities under the Deposit Agreement is
subject to any tax or other governmental
charge which the Depositary is obligated to
withhold the Depositary may by public or
private sale dispose of all or a portion of
such property including Shares and rights to
subscribe therefor in such amounts and in
such manner as the Depositary deems
necessary and practicable to pay any such
taxes or charges and the Depositary shall
distribute the net proceeds of any such sale
after deduction of such taxes or charges to
the Owners of Receipts entitled thereto.  The
Depositary will forward to the Company
such information from its records as the
Company may request to enable the
Company to file necessary reports with
governmental authorities or agencies and
either the Company or the Depositary may
file any such reports necessary to obtain
benefits under any applicable tax treaties for
Owners.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature the Depositary after
consultation with the Company to the extent
practicable shall have discretion as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or if by the terms
of such rights offering or for any other
reason the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines that it is lawful and
feasible to make such rights available to all
or certain Owners but not to other Owners
the Depositary may and at the request of the
Company shall distribute to any Owner to
whom it determines the distribution to be
lawful and feasible in proportion to the
number of American Depositary Shares held
by such Owner warrants or other
instruments therefor in such form as it
deems appropriate.
      In circumstances in which rights
would otherwise not be distributed if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner hereunder
the Depositary will promptly make such
rights available to such Owner upon written
notice from the Company to the Depositary
that a the Company has elected in its sole
discretion to permit such rights to be
exercised and b such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments the Depositary
shall on behalf of such Owner exercise the
rights and purchase the Shares and the
Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement and
shall pursuant to Section 2.03 of the Deposit
Agreement execute and deliver Receipts to
such Owner; provided however that in the
case of a distribution pursuant to the
preceding paragraph at the reasonable
request of the Depositary such deposit may
be made and depositary shares may be
delivered under other depositary
arrangements to be entered into between the
Company and the Depositary which provide
for issuance of depositary receipts subject to
the appropriate restrictions on sale deposit
cancellation and transfer under applicable
United States laws.
      If the Depositary determines after
consultation with the Company to the extent
practicable that it is not lawful and feasible
to make such rights available to all or certain
Owners it may and at the request of the
Company shall use its best efforts that are
reasonable under the circumstances to sell
the rights warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to
whom it has determined it may not lawfully
or feasibly make such rights available and
allocate the net proceeds of such sales net of
the fees and expenses of the Depositary as
provided in Section 5.09 of the Deposit
Agreement and all taxes and governmental
charges payable in connection with such
rights and subject to the terms and
conditions of the Deposit Agreement for the
account of such Owners otherwise entitled
to such rights warrants or other instruments
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.  Such proceeds will be
distributed as promptly as practicable in
accordance with Section 4.01 of the Deposit
Agreement.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act; provided
that nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner of Receipts requests the
distribution of warrants or other instruments
notwithstanding that there has been no such
registration under such Act the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States for the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive foreign currency by way of
dividends or other distributions or the net
proceeds from the sale of securities property
or rights into the Depositarys foreign
investment account in the Russian
Federation and if at the time of the receipt
thereof the foreign currency so received can
pursuant to applicable law be converted on a
reasonable basis into Dollars and the
resulting Dollars transferred to the United
States the Depositary shall convert or cause
to be converted as promptly as practicable
by sale or in any other manner that it may
determine in accordance with applicable law
such foreign currency into Dollars and such
Dollars shall be distributed as promptly as
practicable to the Owners entitled thereto or
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be
made upon an averaged or other practicable
basis without regard to any distinctions
among Owners on account of exchange
restrictions the date of delivery of any
Receipt or otherwise and shall be net of any
expenses of conversion into Dollars incurred
by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof the
Depositary shall file as promptly as
practicable such application for approval or
license; however the Depositary will be
entitled to rely on local Russian counsel in
such matters which counsel shall be
instructed to act as promptly as practicable.
      If at any time any foreign currency
received by the Depositary or the Custodian
is not pursuant to applicable law convertible
on a reasonable basis in whole or in part into
Dollars transferable to the United States for
distribution to certain of the Owners entitled
thereto or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary cannot be
promptly obtained or if any such approval or
license is not promptly obtained the
Depositary shall a as to that portion of the
foreign currency that is convertible into
Dollars make such conversion and if
permitted by applicable law transfer such
Dollars to the United States for distribution
in accordance with the first paragraph of
Section 4.05 of the Deposit Agreement and
of this Article 14 and b as to the
nonconvertible balance if any i if requested
in writing by an Owner distribute the foreign
currency or an appropriate document
evidencing the right to receive such foreign
currency received by the Depositary to such
Owner and ii if not so requested by an
Owner hold such foreign currency
uninvested and without liability for interest
thereon for the respective accounts of the
Owners entitled to receive the same.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made or whenever rights shall be issued
with respect to the Deposited Securities or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share or
whenever the Depositary shall find it
necessary or convenient the Depositary shall
fix a record date which date shall be either
i the same date as the record date applicable
to the relevant Deposited Securities fixed by
the Company or ii if different from the
record date fixed by the Company shall be
fixed after consultation with the Company to
the extent practicable and shall be as close
as possible to the record date applicable to
the relevant Deposited Securities a for the
determination of the Owners of Receipts
who shall be x entitled to receive such
dividend distribution or rights or the net
proceeds of the sale thereof or y entitled to
give instructions for the exercise of voting
rights and to attend without voting or
speaking at any such meeting b on or after
which each American Depositary Share will
represent the changed number of Shares
subject to the provisions of the Deposit
Agreement or c for the determination of the
Owners who shall be responsible for the fee
assessed by the Depositary pursuant to
Article 7 hereof for inspection of the Share
Register maintained by the Russian Share
Registrar.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities if requested in writing
by the Company the Depositary shall as
soon as practicable thereafter mail to the
Owners of Receipts a notice in such form as
approved by the Company to the extent
practicable which shall contain a such
information as is contained in such notice of
meeting received by the Depositary from the
Company or if requested by the Company a
summary of such information provided by
the Company b a statement that the Owners
of Receipts as of the close of business on a
specified record date will be entitled subject
to any applicable provision of law and of the
Charter of the Company to instruct the
Depositary as to the exercise of the voting
rights if any pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and c a statement as to
the manner in which such instructions may
be given including an express indication that
such instructions may be given or deemed
given in accordance with the last sentence of
this paragraph if no instruction is received to
the Depositary to give a discretionary proxy
to a person designated by the Company.
Upon the written request of an Owner of a
Receipt on such record date received on or
before the date established by the Depositary
for such purpose the Depositary shall
endeavor in so far as practicable and
permitted under applicable Russian law and
the Charter to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by such American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request.  The Depositary
shall not vote or attempt to exercise the right
to vote that attaches to the Shares or other
Deposited Securities other than in
accordance with such instructions.  If no
instructions are received by the Depositary
from any Owner with respect to any of the
Deposited Securities represented by the
American Depositary Shares evidenced by
such Owners Receipts on or before the date
established by the Depositary for such
purpose the Depositary shall deem such
Owner to have instructed the Depositary to
give a discretionary proxy to a person
designated by the Company with respect to
such Deposited Securities and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote such Deposited Securities provided that
no such discretionary proxy will be deemed
given with respect to any matter as to which
the Company informs the Depositary the
Company having agreed to provide such
information as promptly as practicable in
writing that x the Company does not wish
such proxy given y substantial opposition as
determined by the Company exists or z such
matter materially and adversely affects as
determined by the Company the rights of
holders of Shares.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply upon any change in
nominal value change in par value splitup
consolidation or any other reclassification of
Deposited Securities or upon any
recapitalization reorganization merger or
consolidation or sale of assets affecting the
Company or to which it is a party any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement and American Depositary Shares
shall thenceforth represent in addition to any
continuing rights in the existing Deposited
Securities rights with respect to the new
Deposited Securities so received in
exchange or conversion unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may in its reasonable discretion
after consultation with the Company to the
extent practicable and will if the Company
shall so  request execute and deliver
additional Receipts as in the case of a
dividend in Shares or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.   Promptly upon
receipt of notice from the Company pursuant
to Section 5.06 of the Deposit Agreement of
the occurrence of any of the events referred
to in the first sentence of this Article 17 the
Depositary will give notice thereof to all
Owners.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors employees agents or affiliates shall
incur any liability to any Owner or
Beneficial Owner of any Receipt if by
reason of any provision of a any present or
future law or regulation of the United States
the Russian Federation or any other country
or of any other governmental or regulatory
authority or stock exchange or by reason of
any act of God or war or other
circumstances beyond its control b in the
case of the Depositary only i any act or
failure to act of the Company or its agents
including the Russian Share Registrar or
their respective directors employees agents
or affiliates ii any provision present or future
of the Charter of the Company or any other
instrument of the Company governing the
Deposited Securities or iii any provision of
any securities issued or distributed by the
Company or any offering or distribution
thereof or c in the case of the Company only
any act or failure to act of the Depositary or
the Custodian or their respective directors
employees agents or affiliates the
Depositary or the Company shall be
prevented delayed or forbidden from or be
subject to any civil or criminal penalty on
account of doing or performing any act or
thing which by the terms of the Deposit
Agreement or Deposited Securities it is
provided shall be done or performed
including in the case of the Depositary
delivery of any Deposited Securities or
distribution of cash or property in respect
thereof pursuant to Articles 12 and 13
hereof; nor shall the Depositary or the
Company or any of their respective directors
employees agents or affiliates incur any
liability to any Owner or Beneficial Owner
of a Receipt by reason of any
nonperformance or delay caused as
aforesaid in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed or by reason of any
exercise of or failure to exercise any
discretion provided for in the Deposit
Agreement or in the Charter of the
Company.  Where by the terms of a
distribution pursuant to Sections 4.01 4.02
or 4.03 of the Deposit Agreement or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement the
Depositary is prevented or prohibited from
disposing such distribution or offering
available to Owners of Receipts and the
Depositary is prevented or prohibited from
disposing of such distribution or offering on
behalf of such Owners and making the net
proceeds available to such Owners then the
Depositary after consultation with the
Company to the extent practicable shall not
make such distribution or offering and shall
allow any rights if applicable to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts
except that the Company agrees to perform
its obligations specifically set forth in the
Deposit Agreement and that the Depositary
agrees to perform its obligations specifically
set forth in the Deposit Agreement without
negligence or bad faith.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities.  None of the
Depositary the Company nor any of their
respective officers employees and agents
shall be under any obligation to appear in
prosecute or defend any action suit or other
proceeding in respect of any Deposited
Securities or in respect of the Receipts
which in its opinion may involve it in
expense or liability unless indemnity
satisfactory to it in its sole discretion against
all expense and liability shall be furnished as
often as may be required and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings the
responsibility of the Custodian being solely
to the Depositary. None of the Depositary
the Company nor any of their respective
officers employees and agents shall be liable
for any action or inaction by it in reliance
upon the advice of or information from legal
counsel accountants any person presenting
Shares for deposit any Owner or Beneficial
Owner of a Receipt or any other person
believed by it in good faith to be competent
to give such advice or information; provided
however that in the case of the Company
such advice of or information from legal
counsel is from recognized U.S. counsel for
U.S. legal issues recognized Russian counsel
for Russian legal issues and recognized
counsel of any other jurisdiction for legal
issues with respect to that jurisdiction.  The
Depositary shall not be responsible for any
failure to carry out any instructions to vote
any of the Deposited Securities or for the
manner in which any such vote is cast or the
effect of any such vote provided that any
such action or inaction is in good faith.  The
Depositary shall not be liable for any acts or
omissions made by a successor depositary
whether in connection with a previous act or
omission of the Depositary or in connection
with a matter arising wholly after the
removal or resignation of the Depositary
provided that in connection with the issue
out of which such potential liability arises
the Depositary performed its obligations
without negligence or bad faith while it
acted as Depositary.  The Depositary shall
not be liable to the Company any Owner or
Beneficial Owner or any other person for the
unavailability of Deposited Securities or for
the failure to make any distribution of cash
or property with respect thereto as a result of
i any act or failure to act of the Company or
its agents including the Russian Share
Registrar or their respective directors
employees agents or affiliates ii any
provision of any present or future law or
regulation of the United States the Russian
Federation or any other country iii any
provision of any present or future regulation
of any governmental or regulatory authority
or stock exchange iv any provision of any
present or future Charter of the Company or
any other instrument of the Company
governing the Deposited Securities v any
provision of any securities issued or
distributed by the Company or any offering
or distribution thereof or vi any act of God
or war or other circumstance beyond its
control.  The Company shall not be liable to
the Depositary any Owner or Beneficial
Owner or any other person for the
unavailability of the Deposited Securities or
for the failure to make any distribution of
cash or property with respect thereto as a
result of i any provision of any present or
future law or regulation of the United States
the Russian Federation or any other country
ii any provision of any present or future
regulation of any governmental or
regulatory authority or stock exchange or
iii any act of God or war or other
circumstance occurring beyond its control.
No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY; APPOINTMENT
OF SUCCESSOR CUSTODIAN.
      The Depositary may at any time
resign as Depositary hereunder by written
notice of its election so to do delivered to
the Company such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by written
notice of such removal effective upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its discretion
determines that it is in the best interest of the
Owners of Receipts to do so it may after
consultation with the Company to the extent
practicable appoint a substitute or additional
custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners or
Beneficial Owners of Receipts in any
respect which they may deem necessary or
desirable.  Any amendment which shall
impose or increase any fees or charges other
than taxes and other governmental charges
registration fees and cable telex or facsimile
transmission costs delivery costs or other
such expenses or which shall otherwise
prejudice any substantial existing right of
Owners of Receipts shall however not
become effective as to outstanding Receipts
until the expiration of thirty days after notice
of such amendment shall have been given to
the Owners of outstanding Receipts.  Every
Owner or Beneficial Owner of a Receipt at
the time any amendment so becomes
effective shall be deemed by continuing to
hold such Receipt or to own a beneficial
interest therein to consent and agree to such
amendment and to be bound by the Deposit
Agreement and Receipt as amended thereby.
In no event shall any amendment impair the
right of the Owner of any Receipt to
surrender such Receipt and receive therefor
the Deposited Securities represented thereby
except in order to comply with mandatory
provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time at the
direction of the Company shall terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding such termination to be effective
on a date specified in such notice not less
than 30 days after the date thereof if at any
time 90 days shall have expired after the
Depositary shall have delivered to the
Company a written notice of its election to
resign and a successor depositary shall not
have been appointed and accepted its
appointment as provided in the Deposit
Agreement.  On and after the date of
termination the Owner of a Receipt will
upon a surrender of such Receipt at the
Corporate Trust Office of the Depositary
and b payment of any applicable taxes or
governmental charges and the fees and
expenses of the Depositary including the fee
of the Depositary for the surrender of
Receipts referred to in Article 7 hereof and
Section 2.05 of the Deposit Agreement be
entitled to delivery to him or upon his order
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt in the
manner provided in Section 2.05 of the
Deposit Agreement.  If any Receipts shall
remain outstanding after the date of
termination the Depositary thereafter shall
discontinue the registration of transfers of
Receipts shall suspend the distribution of
dividends to the Owners thereof and shall
not give any further notices or perform any
further acts under the Deposit Agreement
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities shall sell
rights and other property as provided in the
Deposit Agreement and shall continue to
deliver Deposited Securities together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property in
exchange for Receipts surrendered to the
Depositary after deducting in each case the
fees of the Depositary for the surrender of a
Receipt any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges.  At any time after the
expiration of one year from the date of
termination the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale
together with any other cash then held by it
thereunder unsegregated and without
liability for interest for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale the
Depositary shall be discharged from all
obligations under the Deposit Agreement
except to account for such net proceeds and
other cash after deducting in each case the
fees of the Depositary for the surrender of a
Receipt any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges and except as
provided in Section 5.08 of the Deposit
Agreement.  Upon the termination of the
Deposit Agreement the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary with respect to
indemnification charges and expenses.
22.	ARBITRATION; WAIVER OF
IMMUNITIES.
      The Deposit Agreement provides
that any controversy claim cause of action or
other dispute each a Dispute brought by any
party hereto against the Company arising out
of or relating to the Shares or other
Deposited Securities the American
Depositary Shares the Receipts or this
Deposit Agreement including any question
regarding its existence validity or
termination or the breach hereof or thereof
shall be referred to and finally settled by
arbitration in accordance with the Rules of
the London Court of International
Arbitration which rules are deemed to be
incorporated by reference into this Article
22 and Section 7.06 of the Deposit
Agreement and judgment upon the award
rendered by the arbitrators may be entered in
any court having jurisdiction thereof;
provided that in the event of any thirdparty
litigation to which the Depositary is a party
and to which the Company may properly be
joined the Company may be so joined in any
court of competent jurisdiction in which
such litigation is proceeding; and provided
further that any such Dispute brought by any
party hereto against the Company relating to
or based upon the provisions of the Federal
securities laws of the United States or the
rules and regulations thereunder shall be
submitted to arbitration as provided in
Section 7.06 of the Deposit Agreement if but
only if so elected by the claimant.  The
Deposit Agreement also provides that any
Dispute arising out of or relating to the
Shares or other Deposited Securities the
American Depositary Shares the Receipts or
this Deposit Agreement not subject to
arbitration thereunder shall be litigated in
the Federal and state courts in the Borough
of Manhattan.
      To the extent that the Company or
any of its properties assets or revenues may
have or hereafter become entitled to or have
attributed to it any right of sovereign
immunity from any legal action suit or
proceeding from the giving of any relief in
any respect thereof from setoff or
counterclaim from the jurisdiction of any
court from service of process from
attachment upon or prior to judgment from
attachment in aid of execution or judgment
or other legal process or proceeding for the
giving of any relief or for the enforcement of
any judgment in any United States or State
court in the State of New York County of
New York in which proceedings may at any
time be commenced with respect to its
obligations liabilities or any other matter
under or arising out of or in connection with
the Shares or Deposited Securities the
American Depositary Shares the Receipts or
the Deposit Agreement the Company to the
fullest extent permitted by law has
irrevocably and unconditionally waived and
has agreed not to plead or claim any such
immunity and has consented to such relief
and enforcement.
23.	REGISTRATION OF SHARES;
RUSSIAN SHARE REGISTRAR; SHARE
REGISTER.
            a	The Company has
agreed in the Deposit Agreement that it shall
at any time and from time to time
      i	take any and
all action as may be
necessary to assure the
accuracy and completeness of
all information set forth in
the Share Register
maintained by the Russian
Share Registrar in respect of
the Shares or Deposited
Securities;
      ii	provide or
cause the Russian Share
Registrar to provide to the
Depositary the Custodian or
their respective agents
unrestricted access to the
Share Register during
ordinary business hours in
Moscow Russian Federation
in such manner and upon
such terms and conditions as
the Depositary may in its sole
discretion deem appropriate
to permit the Depositary the
Custodian or their respective
agents to regularly and in any
event not less than monthly
confirm the number of
Deposited Securities
registered in the name of the
Depositary the Custodian or
their respective nominees as
applicable pursuant to the
terms of the Deposit
Agreement and in connection
therewith to provide the
Depositary the Custodian or
their respective agents upon
request with a duplicative
extract from the Share
Register duly certified by the
Russian Share Registrar or
some other evidence of
verification which the
Depositary in its sole
discretion deems sufficient;
      iii	ensure that the
Russian Share Registrar
within two Moscow Business
Days after receipt by the
Russian Share Registrar from
the Depositary or the
Custodian or any of their
respective agents of such
documentation as may be
required by applicable law
and the reasonable and
customary regulations of the
Russian Share Registrar or as
soon thereafter as practicable
effects the reregistration of
ownership of Deposited
Securities in the Share
Register in connection with
any deposit or withdrawal of
Shares or Deposited
Securities under the Deposit
Agreement;
      iv	permit and
cause the Russian Share
Registrar to permit the
Depositary or the Custodian
to register any Shares or
other Deposited Securities
held under the Deposit
Agreement in the name of the
Depositary the Custodian or
their respective nominees
which may but need not be a
nonresident of the Russian
Federation; and
      v	ensure that the
Russian Share Registrar
promptly notifies the
Depositary in writing at any
time that the Russian Share
Registrar A eliminates the
name of a shareholder of the
Company from the Share
Register or otherwise alters a
shareholders interest in the
Companys shares and such
shareholder alleges to the
Company or the Russian
Share Registrar or publicly
that such elimination or
alteration is unlawful; B no
longer will be able materially
to comply with or has
engaged in conduct that
indicates it will not materially
comply with the provisions of
the Deposit Agreement
relating to it including
without limitation Section
5.13 thereof; C refuses to
reregister shares of the
Company in the name of a
particular purchaser and such
purchaser or its respective
seller alleges that such refusal
is unlawful; D holds shares of
the Company for its own
account; or E has materially
breached the provisions of the
Deposit Agreement relating
to it including without
limitation Section 5.13
thereof and has failed to cure
such breach within a
reasonable time.
            b	The Company has
agreed in the Deposit Agreement that it shall
be solely liable for any act or failure to act
on the part of the Russian Share Registrar
and that the Company shall be solely liable
for the unavailability of Deposited Securities
or for the failure of the Depositary to make
any distribution of cash or property with
respect thereto as a result of i any act or
failure to act of the Company or its agents
including the Russian Share Registrar or
their respective directors employees agents
or affiliates ii any provision of any present
or future Charter of the Company or any
other instrument of the Company governing
the Deposited Securities or iii any provision
of any securities issued or distributed by the
Company or any offering or distribution
thereof.
            c	The Depositary or the
Custodian will regularly and in any event
not less than monthly confirm the number of
Deposited Securities registered in the name
of the Depositary the Custodian or their
respective nominees as applicable pursuant
to the terms of the Deposit Agreement.  The
Company and the Depositary have agreed in
the Deposit Agreement that for purposes of
the rights and obligations under the Deposit
Agreement and this Receipt of the parties
thereto and hereto the records of the
Depositary and the Custodian shall be
controlling for all purposes with respect to
the number of Shares or other Deposited
Securities which should be registered in the
name of the Depositary the Custodian or
their respective nominees as applicable
pursuant to the terms of the Deposit
Agreement.  In the event of any material
discrepancy between the records of the
Depositary or the Custodian and the Share
Register then if an officer of the ADR
Department of the Depositary has actual
knowledge of such discrepancy the
Depositary will promptly notify the
Company.  In the event of any discrepancy
between the records of the Depositary or the
Custodian and the Share Register the
Company has agreed that whether or not it
has received any notification from the
Depositary it will i use its best efforts to
cause the Russian Share Registrar to
reconcile its records to the records of the
Depositary or the Custodian and to make
such corrections or revisions in the Share
Register as may be necessary in connection
therewith and ii to the extent the Company is
unable to so reconcile such records promptly
instruct the Depositary to notify the Owners
of the existence of such discrepancy.  Upon
receipt of such instruction the Depositary
will promptly give such notification to the
Owners pursuant to Section 4.09 of the
Deposit Agreement it being understood that
the Depositary may at any time give such
notification to the Owners whether or not it
has received instructions from the Company
and the Depositary will promptly cease
issuing Receipts pursuant to Section 2.02 of
the Deposit Agreement until such time as in
the opinion of the Depositary such records
have been appropriately reconciled.
24.	DISCLOSURE OF INTERESTS.
      The Company or the Depositary may
from time to time request Owners to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously having a beneficial interest in such Receipts and the nature of such interest and various other matters.
Each Owner agrees to provide promptly and in any event within seven days information requested by the Company or the Depositary pursuant to Section 3.04 of the Deposit
Agreement and this Article 24.  To the
extent that provisions of or governing any Deposited Securities including the
Companys Charter may require the
disclosure of beneficial or other ownership of Deposited Securities other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership the Depositary shall use its reasonable efforts to comply with the Companys instructions as to Receipts in respect of any such enforcement or limitation and Owners and Beneficial
Owners are required to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositarys compliance with Company instructions as to Receipts in respect of any such enforcement or limitation.


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